IRREVOCABLE PROXY


          By its execution hereof, each of the undersigned parties hereby irrevocably constitutes and appoints RGI Realty, Inc., a Florida corporation ("RGI"), as its true and lawful proxy and attorney-in-fact, with respect to the portion of the 1,249,571 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Koger Equity, Inc., a Florida corporation (the "Company"), beneficially owned by it as of the date hereof and identified on Schedule I hereto, to: (i) vote at any annual or special meeting of the stockholders of the Company, to take any action, including, without limitation, amending the Company's by-laws, removing one or more directors with or without cause, and electing directors or filling vacancies or newly-created directorships; (ii) to exercise written consent in lieu of voting with respect to the matters set forth in the preceding clause (i); and (iii) to execute, acknowledge, swear to and file in the name, place and stead of the undersigned any proxy, consent, approval, or other documents to be executed by the stockholders in connection with the items set forth in the preceding clauses (i) and (ii). The proxy granted hereby is irrevocable and is given in connection with the purchase by RGI of shares of Common Stock pursuant to the Common Stock Purchase and Sale Agreement dated January 18, 1996 (the "Purchase Agreement"), by and among TCW Special Credits, a California general partnership, for itself and as general partner or investment manager for the entities (other than TCW Trust (as defined below)) set forth on Schedule I attached thereto, Trust Company of the West, a California corporation, for itself and as trustee for TCW Special Credits Trust, a California collective investment trust ("TCW Trust"), and Resource Group International, Inc., a Washington corporation; provided, however, that this Irrevocable Proxy shall automatically terminate and be of no further force or effect with respect to any Shares at such time (after giving effect to the execution and delivery of this Irrevocable Proxy) as such Shares cease to be beneficially owned by RGI or any of its affiliates.

          IN WITNESS WHEREOF, each of the undersigned has executed this Irrevocable Proxy as of the 5th day of March, 1996.

     TCW SPECIAL CREDITS, a California
       general partnership, as general partner or investment manager of the entities set forth on Schedule I hereto (other than TCW Special Credits Trust)

     By:TCW ASSET MANAGEMENT COMPANY, its managing general partner


          By:
              Bruce A. Karsh
              Authorized Signatory



          By:
              Kenneth Liang
              Authorized Signatory

     TRUST COMPANY OF THE WEST, a California
       corporation, as trustee of TCW Special Credits Trust, a California collective investment trust



     By:________________________________
          Bruce A. Karsh
          Authorized Signatory



     By:________________________________
          Kenneth Liang
          Authorized Signatory


     TCW SPECIAL CREDITS, a California
       general partnership

     By:TCW ASSET MANAGEMENT COMPANY, its
          managing general partner



          By:
              Bruce A. Karsh
              Authorized Signatory



          By:
              Kenneth Liang
              Authorized Signatory


     TRUST COMPANY OF THE WEST, a California
       corporation



     By:_________________________________
          Bruce A. Karsh
          Authorized Signatory



     By:
          Kenneth Liang
          Authorized Signatory

                         SCHEDULE I

                     KOGER EQUITY, INC.
                        COMMON STOCK






     HOLDER                  SECONDARY
                               SHARES


Weyerhaeuser Company          231,171
  Master Retirement Trust

TCW Special Credits Fund      669,770
  III

The Common Fund for Bond       48,733
  Investments

TCW Special Credits Trust     299,897